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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-61862) and Forms S-8 (Nos. 333-75406, 333-49656,
333-33464, 333-30518, 333-74343 and 333-45425) of ScanSoft, Inc. of our report dated February 11, 2002, except as to Note 15 for which the date is March 5, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2002